Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-51590) pertaining to the America Online Latin America, Inc. 2000 Stock Plan of our report dated March 24, 2005 with respect to the consolidated financial statements of America Online Latin America, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/Ernst & Young LLP
Certified Public Accountants

Ft. Lauderdale, Florida
March 24 2005